UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

XBP EUROPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Company’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XBP	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2024, XBP Europe Holdings, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company’s Market Value of Listed Securities (“MVLS”) was below the $50 million minimum MVLS requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Deficiency Matter”). On October 18, 2024, the Company was informed by Nasdaq that because the Company satisfies the $50 million in total assets and total revenue requirement under Nasdaq Listing Rule 5450(b)(3)(A), an alternative method of compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5450(b), the MVLS Deficiency Matter is now resolved.

Also, as previously disclosed on a Current Report on Form 8-K filed with the SEC on April 24, 2024, the Company received a deficiency letter from Nasdaq notifying the Company that the listing of its common stock was not in compliance with the minimum Market Value of Publicly Held Shares requirement (the “MVPHS Requirement”)  set forth in Nasdaq Listing Rule 5450(b)(2)(C) for continued listing on Nasdaq. Nasdaq Listing Rule 5450(b)(2)(C) sets forth a MVPHS Requirement of $15,000,000, and Nasdaq Listing Rule 5810(c)(3)(D) provides that a failure to meet the minimum MVPHS Requirement exists if the deficiency continues for a period of 30 consecutive business days. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with the MVPHS Requirement.

On October 18, 2024, the Company received written notice (the “Delisting Determination Letter”) from Nasdaq stating that the Company has not regained compliance with the MVPHS Requirement. The Delisting Determination Letter was Nasdaq’s formal notification to the Company that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. Pursuant to Listing Rule 5810(d), the Company is permitted to present its views and plan of compliance with respect to this additional deficiency at its Panel hearing.

The Company intends to request a hearing before the Panel. The hearing request will automatically stay the suspension and/or delisting of the Company’s securities pending completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The Company intends to present at the hearing a plan to regain compliance with all the continued listing requirements on Nasdaq, including the MVPHS Requirement. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

Cautionary Information Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements may include, but are not limited to, statements regarding the Company’s ability to regain compliance with the MVPHS Requirement that is satisfactory to Nasdaq and the Company’s ability to evidence compliance with the MVPHS Requirement within the required timeframe. These statements are based on the current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of such filings are available on the SEC’s website at www.sec.gov. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2024

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Name: Dejan Avramovic
Title: Chief Financial Officer